Exhibit 5.1

NELSON MULLINS RILEY & SCARBOROUGH LLP ATTORNEYS AND COUNSELORS AT LAW

Atlantic Station 201 17th Street NW Suite 1700 Atlanta, GA 30363 T 104.322.6000 | F 404.322.6050 nelsonmullins.com

January 5, 2026

SmartStop Self Storage REIT, Inc.

10 Terrace Road

Ladera Ranch, CA 92694

RE:	Shelf Registration Statement of SmartStop Self Storage REIT, Inc. on Form S-3

Ladies and Gentlemen:

We have acted as counsel to SmartStop Self Storage REIT, Inc, a Maryland corporation (the “Company”) and SmartStop OP, L.P. a Delaware limited partnership (the “Operating Partnership” and each of the Company and the Operating Partnership an “Issuer” and collectively the “Issuers”), in connection with their filing on the date hereof with the U.S. Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-3 (the “Registration Statement”) including a base prospectus (the “Base Prospectus”), which provides that it will be supplemented by one or more prospectus supplements (each, a “Prospectus Supplement”), under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration for issuance and sale by the Issuers, of (i) shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”); (ii) shares of the Company’s preferred stock, par value $0.001 per share (the “Preferred Stock”), in one or more series; (iii) depositary shares of the Company representing fractional interests in shares of Preferred Stock of any series (the “Depositary Shares”) that will be represented by depositary receipts (“Depositary Receipts”) issued pursuant to one or more deposit agreements (each, a “Deposit Agreement”) between the Company and a depositary to be named therein (the “Depositary”); (iv) contracts to purchase the Common Stock or Preferred Stock as may be designated at the time of the offering at a future date or dates (the “Purchase Contracts”) that will be issued under one or more stock purchase contract agreements (each, a “Purchase Contract Agreement”) between the Company and a stock purchase contract agent to be named therein (the “Purchase Contract Agent”); (v) warrants to purchase Common Stock, Preferred Stock or Debt Securities (the “Warrants”) that will be issued under one or more warrant agreements (each, a “Warrant Agreement”) between the Company and a warrant agent to be named therein (the “Warrant Agent”); (vi) rights to purchase Common Stock, Preferred Stock or Debt Securities (“Rights”) as may be designated at the time of the offering at a future date or dates that will be issued under one or more security purchase agreements (each, a “Rights Agreement”) between the Issuer and a rights agent to be named therein (the “Rights Agent”) (vii) units consisting of one or more Debt Securities, Common Stock or any combination of the foregoing (the “Units”), that will be issued under one or more unit agreements (each, a “Unit Agreement”) between the Issuers and a unit agent to be named therein (the “Unit Agent”) (iii) debt securities of the Issuers (the “Debt Securities”), including any related guarantees (the “Guarantees”) by either the Company or the Operating Partnership (each, a “Guarantor”) in one or more series that will be issued under one or more indentures (each, an “Indenture”) between an Issuer and a trustee to be named therein (the “Trustee”). The Common Stock, Preferred Stock, Depositary Shares, Purchase Contracts, Warrants, Rights, Units, Debt Securities and Guarantees are collectively referred to herein as the “Securities.” The Securities may be offered and sold from time to time, on a delayed or continuous basis, pursuant to Rule 415 under the Securities Act, at which time it is contemplated that the Base Prospectus will be supplemented by one or more Prospectus Supplements.

CALIFORNIA | COLORADO | DISTRICT OF COLUMBIA | FLORIDA | GEORGIA | ILLINOIS | MARYLAND | MASSACHUSETTS | MINNESOTA

NEW YORK | NORTH CAROLINA | OHIO| PENNSYLVANIA | SOUTHCAROLINA | TENNESSEE | TEXAS | WEST VIRGINIA

SmartStop Self Storage REIT, Inc

January 5, 2026

For purposes of this opinion letter, we have examined copies of such agreements, instruments and documents as we have deemed relevant and necessary to form a basis on which to render the opinions hereinafter expressed. In such examination, we have assumed the legal capacity of all natural persons, the legal power and authority of all persons signing on behalf of other parties, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, facsimile, conformed, digitally scanned or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed or to be executed, we have assumed that the parties thereto other than the Company or the Operating Partnership had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect of such documents on such parties. As to facts material to the opinions, statements and assumptions expressed herein, we have, with your consent, relied upon oral or written statements and representations of officers and other representatives of the Company and the Operating Partnership, public officials and others. We have not independently verified such factual matters.

Based on the foregoing, and subject to the further assumptions, limitations and qualifications set forth herein, we are of the opinion that:

1.

The Common Stock (including any Common Stock duly issued: (i) upon the exchange or conversion of any duly issued shares of Preferred Stock that are exchangeable for or convertible into Common Stock; (ii) pursuant to a Purchase Contract; (iii) upon the exercise of any duly issued Warrants exercisable for Common Stock; (iv) pursuant to the exercise of a duly issued Right; (v) as a component of a duly issued Unit; (vi) upon the exchange or conversion of duly issued Debt Securities that are exchangeable for or convertible into Common Stock), upon issuance and delivery of certificates, including global certificates (or book-entry notation if uncertificated) for such Common Stock against payment therefor of such lawful consideration as the Company’s Board of Directors (the “Board”) (or a duly authorized committee thereof) may determine, will be validly issued, fully paid and non-assessable.

2.

The Preferred Stock (including any Preferred Stock duly issued: (i) upon the exchange or conversion of any duly issued shares of Preferred Stock that are exchangeable or convertible into another series of Preferred Stock; (ii) upon the exchange or conversion of duly issued Depositary Shares that are exchangeable or convertible into Preferred Stock; (iii) pursuant to a Purchase Contract; (iv) upon the exercise of any duly issued Warrants exercisable for Preferred Stock; (v) pursuant to the exercise of a duly issued Right; (vi) as a component of a duly issued Unit; or (vii) upon the exchange or conversion of duly issued Debt Securities that are exchangeable or convertible into Preferred Stock), upon issuance and delivery of certificates, including global certificates (or book-entry notation if uncertificated) for such Preferred Stock against payment therefor of such lawful consideration as the Board (or a duly authorized committee thereof) may determine, will be validly issued, fully paid and non-assessable.

3.

The Depositary Receipts evidencing Depositary Shares (including any Depositary Shares duly issued: (i) upon the exercise of any duly issued Warrants exercisable for Depositary Shares or (ii) as a component of a Unit), upon receipt by the Company of such lawful consideration therefor as the Board (or an authorized committee thereof) may determine, will be validly issued, constitute legal, valid and binding obligations of the Company, enforceable in accordance with their terms and will entitle the holders thereof to the rights specified in the Depositary Shares that they represent and in the Deposit Agreement pursuant to which they are issued.

4.

The Purchase Contracts (including any Purchase Contracts duly issued as a component of a Unit), upon receipt by the Company of such lawful consideration therefor as the Board (or an authorized committee thereof) may determine, will constitute valid and binding obligations of the Company, enforceable in accordance with their terms.

5.

The Warrants (including any Warrants duly issued as a component of a Unit), upon their issuance and delivery of certificates, including global certificates (or book-entry notation if uncertificated) for such Warrants against payment therefor of such lawful consideration as the Board (or a duly authorized committee thereof) may determine, will be validly issued and constitute legal, valid and binding obligations of the Company, enforceable in accordance with their terms.

SmartStop Self Storage REIT, Inc

January 5, 2026

6.

The Rights (including any Rights duly issued as a component of a Unit), upon receipt by the Company of such lawful consideration therefor as the Board (or an authorized committee thereof) may determine, will be validly issued, constitute legal, valid and binding obligations of the Company, enforceable in accordance with their terms and will entitle the holders thereof to the rights specified in the Rights Agreement pursuant to which they are issued.

7.

The Units, upon receipt by the Company of such lawful consideration therefor as the Board (or an authorized committee thereof) may determine, will be validly issued, constitute legal, valid and binding obligations of the Company, enforceable in accordance with their terms and will entitle the holders thereof to the rights specified in the Unit Agreement pursuant to which they are issued.

8.

The Debt Securities (including any Debt Securities duly issued: (i) upon the exercise of any duly issued Warrants exercisable for Debt Securities, (ii) pursuant to a duly issued Purchase Contract or Right or (iii) as a component of a duly issued Unit), including any related Guarantee, upon: (x) due execution and delivery of an Indenture (including any supplemental Indenture) relating to such Debt Securities on behalf of the Issuer, any Guarantor and the Trustee named therein and due authentication of the Debt Securities by such Trustee, and (y) issuance and delivery of certificates, including global certificates (or book-entry notation if uncertificated) for such Debt Securities (and any related Guarantee) against payment therefor of such lawful consideration as the Board (or a duly authorized committee thereof), in the case of the Company or the Company as the general partner of the Operating Partnership (the “General Partner”), in the case of the Operating Partnership, may determine, will be validly issued and constitute legal, valid and binding obligations of the Issuer and the Guarantor, if any, enforceable in accordance with their terms.

In rendering the foregoing opinions, we have assumed that: (i) the Registration Statement, and any amendments thereto, shall have become effective under the Securities Act (and will remain effective at the time of issuance of any Securities thereunder); (ii) a Prospectus Supplement describing each class or series of Securities offered pursuant to the Registration Statement, to the extent required by applicable law and relevant rules and regulations of the Commission, will be timely filed with the Commission; (iii) the definitive terms of each class or series of Securities shall have been established in accordance with (A) resolutions duly adopted by the Board (or an authorized committee thereof), in the case of the Company, or the General Partner, in the case of the Operating Partnership (each, a “Corporate Action”), (B) the Company’s amended and restated charter (the “Charter”), (C) the Operating Partnership’s Fourth Amended and Restated Agreement of Limited Partnership and (D) applicable law; (iv) the Securities will be issued and delivered in the manner contemplated by the Registration Statement, the Base Prospectus, the applicable Prospectus Supplement and any applicable underwriting, purchase or similar agreement; (v) any Securities issuable upon conversion, exchange or exercise of any other Security will have been authorized and reserved for issuance, in each case within the limits of the then remaining authorized but unreserved and unissued amounts of such Securities; (vi) the total number of shares of Common Stock and Preferred Stock issuable (including upon conversion, exchange or exercise of any other Security) will not exceed the total number of shares of Common Stock and Preferred Stock, as the case may be, that the Company is then authorized to issue under its Charter; (vii) the Corporate Action authorizing the Company or the Operating Partnership to issue, offer and sell the Securities will be in full force and effect at all times at which the Securities are offered or sold by the Company or the Operating Partnership; and (viii) all Securities will be issued in compliance with applicable federal and state securities laws.

With respect to any Securities consisting of any series of Preferred Stock, we have further assumed that appropriate articles supplementary establishing the designations, preferences, rights and other terms of such series of Preferred Stock being issued and delivered shall have been duly approved by the Board and filed with and accepted for record by the State Department of Assessments and Taxation of Maryland.

With respect to any Securities consisting of Depositary Shares, we have further assumed that: (i) such Depositary Shares will be issued and delivered after due authorization, execution and delivery by the Company of a Deposit Agreement, approved by us, relating to the Depositary Shares; (ii) such Depositary Shares will be issued after the Company deposits with the Depositary shares of the Preferred Stock to be represented by such Depositary

SmartStop Self Storage REIT, Inc

January 5, 2026

Shares that are authorized, validly issued and fully paid as contemplated by the Registration Statement, the Base Prospectus, the applicable Prospectus Supplement and the Deposit Agreement; (iii) the Depositary Receipts shall have been duly executed, issued and delivered in accordance with the provisions of such Deposit Agreement(s); (iv) such Depositary Receipts and the related Deposit Agreement(s), as executed and delivered, do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company; and (v) such Depositary Receipts and the related Deposit Agreement(s), as executed and delivered, comply with all requirements and restrictions, if any, applicable to the Company, in any case whether imposed by any court or governmental or regulatory body having jurisdiction over the Company.

With respect to any Securities consisting of Purchase Contracts, we have further assumed that (i) such Purchase Contracts will be issued and delivered after due authorization, execution and delivery by the Company of a Purchase Contract Agreement relating to the Purchase Contracts; (ii) all terms of such Purchase Contracts shall have been established in accordance with the provisions of such Purchase Contract Agreement(s); (iii) such Purchase Contracts shall have been duly executed, issued and delivered in accordance with the provisions of such Purchase Contract Agreement(s); (iv) such Purchase Contracts and the related Purchase Contract Agreement(s), as executed and delivered, do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company; and (v) such Purchase Contracts and the related Purchase Contract Agreement(s), as executed and delivered, comply with all requirements and restrictions, if any, applicable to the Company, in any case whether imposed by any court or governmental or regulatory body having jurisdiction over the Company.

With respect to any Securities consisting of Warrants, we have further assumed that (i) such Warrants will be issued and delivered after due authorization, execution and delivery by the Company of a Warrant Agreement, approved by us, relating to the Warrants; (ii) all terms of such Warrants shall have been established in accordance with the provisions of such Warrant Agreement(s); (iii) such Warrants shall have been duly executed, issued and delivered in accordance with the provisions of such Warrant Agreement(s); (iv) such Warrants and the related Warrant Agreement(s), as executed and delivered, do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company; and (v) such Warrants and the related Warrant Agreement(s), as executed and delivered, comply with all requirements and restrictions, if any, applicable to the Company, in any case whether imposed by any court or governmental or regulatory body having jurisdiction over the Company.

With respect to any Securities consisting of Rights, we have further assumed that (i) such Rights will be issued and delivered after due authorization, execution and delivery by the Company of a Rights Agreement, approved by us, relating to the Rights; (ii) all terms of such Rights shall have been established in accordance with the provisions of such Rights Agreement(s); (iii) such Rights shall have been duly executed, issued and delivered in accordance with the provisions of such Rights Agreement(s); (iv) such Rights and the related Rights Agreement(s), as executed and delivered, do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company; and (v) such Rights and the related Rights Agreement(s), as executed and delivered, comply with all requirements and restrictions, if any, applicable to the Company, in any case whether imposed by any court or governmental or regulatory body having jurisdiction over the Company.

With respect to any Securities consisting of Units, we have further assumed that (i) each component of such Units will be authorized, validly issued and fully paid (to the extent applicable) as contemplated by the Registration Statement and the applicable Unit Agreement, if any; (ii) such Units will be issued and delivered after due authorization, execution and delivery by the Company of a Unit Agreement relating to the Units; (iii) all terms of such Units shall have been established in accordance with the provisions of such Unit Agreement(s); (iv) such Units shall have been duly executed, issued and delivered in accordance with the provisions of such Unit Agreement(s); (v) such Units and the related Unit Agreement(s), as executed and delivered, do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company; and (vi) such Units and the related Unit Agreement(s), as executed and delivered, comply with all requirements and restrictions, if any, applicable to the Company, in any case whether imposed by any court or governmental or regulatory body having jurisdiction over the Company.

SmartStop Self Storage REIT, Inc

January 5, 2026

With respect to any Securities consisting of Debt Securities, we have further assumed that (i) an Indenture relating to such Debt Securities shall have been duly authorized, executed and delivered on behalf of the Issuer, any Guarantor and the Trustee in substantially the form filed as an exhibit to the Registration Statement; (ii) all terms of such Debt Securities not provided for in such Indenture shall have been established in accordance with the provisions of the Indenture and reflected in appropriate documentation approved by us and, if applicable, executed and delivered by the Issuer, any Guarantor and the Trustee; (iii) respective Forms T-1 for the Trustee have been duly filed with the Commission and the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended; (iv) such Debt Securities shall have been duly executed, authenticated, issued and delivered in accordance with the provisions of such Indenture; (v) such Debt Securities and any related Guarantee, as executed and delivered, do not violate any law applicable to the Issuer and any Guarantor (including, without limitation, laws regulating the maximum rate of interest rate payable on the Debt Securities) or result in a default under or breach of any agreement or instrument binding upon the Issuer; and (vi) such Debt Securities, as executed and delivered, comply with all requirements and restrictions, if any, applicable to the Issuer and any Guarantor, in any case whether imposed by any court or governmental or regulatory body having jurisdiction over the Issuer and such Guarantor. Further, we have assumed that if any Debt Securities provide for the issuance of Common Stock, Preferred Stock, Depositary Shares, Warrants or Rights upon the exchange or conversion of such Debt Securities (in any such case, the “Conversion Securities”), (a) if the Conversion Securities are shares of Common Stock, the applicable actions described in paragraph 1 above shall have been taken, (b) if the Conversion Securities are shares of Preferred Stock, the applicable actions described in paragraph 2 above shall have been taken, (c) if the Conversion Securities are Depositary Shares, the applicable actions described in paragraph 3 above shall have been taken, (d) if the Conversion Securities are Warrants, the applicable actions described in paragraph 5 above shall have been taken and (e) if the Conversion Securities are Rights, the applicable actions described in paragraph 6 above shall have been taken.

To the extent that the obligations of the Company or the Operating Partnership with respect to the Securities may depend on such matters, we further have assumed for purposes of this opinion letter that (i) any Trustee, Depositary, Warrant Agent, Rights Agent or Unit Agent: (x) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and; and (y) will be duly qualified to engage in then activities contemplated by such Indenture, Deposit Agreement, Warrant Agreement, Rights Agreement or Unit Agreement, as applicable; (ii) any Indenture, Deposit Agreement, Warrant Agreement, Rights Agreement or Unit Agreement, as applicable, will have been duly authorized, executed and delivered by such Trustee, Depositary, Warrant Agent, Rights Agent or Unit Agent, as applicable, and will constitute the legally valid and binding obligation of such party enforceable against such party in accordance with its terms; (iii) such Trustee, Depositary, Warrant Agent, Rights Agent or Unit Agent will be in compliance, with respect to the performance of its obligations under such Indenture, Deposit Agreement, Warrant Agreement, Rights Agreement or Unit Agreement, as applicable, with such Agreements, as applicable, and with all applicable laws and regulations; and (iv) such Trustee, Depositary, Warrant Agent, Rights Agent or Unit Agent will have the requisite organizational and legal power and authority to perform its obligations under such Indenture, Deposit Agreement, Warrant Agreement, Rights Agreement or Unit Agreement, as applicable.

The opinions set forth in numbered paragraphs 3 through 8 above, insofar as they relate to the valid and binding nature of obligations, may be limited by the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, receivership, moratorium or other similar laws relating to or affecting the rights of creditors (including, without limitation, the effect of statutory and other law regarding fraudulent conveyances, fraudulent transfers, preferential transfers and voidable transactions); (ii) the exercise of judicial discretion and the application of general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief and other equitable remedies), regardless of whether considered in a proceeding at law or in equity, and (iii) the effect of public policy considerations that may limit the rights of the parties to obtain further remedies. We express no opinion as to (a) any provision for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty, (b) consents to, or restrictions upon, governing law, jurisdiction, venue, arbitration, remedies or judicial relief, (c) waivers of rights or defenses, (d) any provision requiring the payment of attorneys’ fees, where such payment is contrary to law or public policy, (e) any provision permitting, upon acceleration of any Debt Securities,

SmartStop Self Storage REIT, Inc

January 5, 2026

collection of that portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon, (f) the creation, validity, attachment, perfection, or priority of any lien or security interest, (g) advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law, or other procedural rights, (h) waivers of broadly or vaguely stated rights, (i) provisions for exclusivity, election or cumulation of rights or remedies, (j) provisions authorizing or validating conclusive or discretionary determinations, (k) grants of setoff rights, (l) proxies, powers and trusts, (m) provisions prohibiting, restricting, or requiring consent to assignment or transfer of any right or property, (n) provisions purporting to make a guarantor primarily liable rather than as a surety, (o) provisions purporting to waive modifications of any guaranteed obligation to the extent such modification constitutes a novation, (p) any provision to the extent it requires that a claim with respect to a security denominated in other than U.S. dollars (or a judgment in respect of such a claim) be converted into U.S. dollars at a rate of exchange at a particular date, to the extent applicable law otherwise provides, and (q) the severability, if invalid, of provisions to the foregoing effect.

This opinion letter is based as to matters of law solely on the applicable provisions of the federal laws of the United States and the laws of the States of Delaware, Maryland and New York that, in our experience, are applicable to the Securities (but not including any laws, statutes, ordinances, administrative decisions, rules or regulations of any political subdivision of any of the States of Delaware, Maryland or New York). We express no opinion herein as to any other laws, statutes, ordinances, rules or regulations (and in particular, we express no opinion as to any effect that such laws, statutes, ordinances, rules or regulations may have on the opinions expressed herein).

This opinion letter has been prepared solely for your use in connection with the transmitting for filing of the Registration Statement on the date of this opinion letter and should not be quoted in whole or in part or otherwise be referred to, nor filed with or furnished to any governmental agency or other person or entity, without our prior written consent.

We hereby consent to the filing of this opinion letter with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the reference to our firm therein and in the Base Prospectus and any Prospectus Supplement under the caption “Legal Matters.” In giving such consent, we do not thereby admit that our firm is within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Nelson Mullins Riley & Scarborough LLP

NELSON MULLINS RILEY & SCARBOROUGH LLP